UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cannon Street

London EC4N 6EU

United Kingdom

(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Departure of Mark Rothera as President, Chief Executive Officer and Director

Effective as of March 17, 2020, Mark Rothera resigned from his positions as President and Chief Executive Officer of Orchard Therapeutics plc (the “Company”) and as a director of the Company.

On March 17, 2020, the Company entered into a Separation Agreement and Release with Mr. Rothera (the “Rothera Separation Agreement”), which provides, among other things, that Mr. Rothera will receive (i) an amount equal to 12 months of his base salary, payable in substantially equal installments in accordance with the Company’s payroll practice over 12 months, provided that Mr. Rothera has not breached any of his continuing obligations, (ii) a pro-rated bonus representing Mr. Rothera’s 50% target bonus for 2020, and (iii) reimbursement of COBRA premiums for health benefit coverage for up to 12 months, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Rothera had he remained employed with the Company. Additionally, all time-based equity awards held by Mr. Rothera that would have vested had Mr. Rothera remained employed by the Company for an additional 12 months following March 17, 2020 shall immediately vest and become fully exercisable or non-forfeitable. With respect to vested awards held by Mr. Rothera as of the date of his separation, the Company has agreed to extend the exercise period until the earlier of (a) the original expiration date for such vested awards or (b) 12 months after the date of his separation. After taking into account the acceleration of time-based equity awards described above, the unvested equity awards held by Mr. Rothera at the time of his separation will not be exercisable, unless a change in control of the Company occurs within three months of Mr. Rothera’s separation, in which case such unvested equity awards will be accelerated in full. If a change in control does not occur within three months following Mr. Rothera’s separation, such unvested portion of his equity awards shall terminate or be forfeited on the three month anniversary of Mr. Rothera’s separation.

The foregoing summary of the Rothera Separation Agreement is qualified in its entirety by reference to the full Rothera Separation Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

Additionally, the Company entered into a settlement agreement with Mr. Rothera in connection with his resignation, providing for the settlement and waiver of outstanding or future claims against the Company (the “Rothera Settlement Agreement”). The Rothera Settlement Agreement is filed herewith as Exhibit 10.2 and incorporated by reference herein.

(2) Appointment of Bobby Gaspar, M.D., Ph.D. as Chief Executive Officer

On March 18, 2020, the Company announced the appointment of Hubert “Bobby” Gaspar, M.D., Ph.D., as Chief Executive Officer of the Company, effective March 18, 2020. Dr. Gaspar, age 56, is appointed to this role from his previous role of President of Research and Chief Scientific Officer of the Company.

In connection with Dr. Gaspar’s promotion to Chief Executive Officer, Orchard Therapeutics (Europe) Limited, a subsidiary of the Company, entered into a variation of employment contract with Dr. Gaspar (the “Gaspar Variation Agreement”), which provides for, among other things: (i) a base salary of £440,000, to be reviewed annually, (ii) target annual cash incentive compensation of 60% of Dr. Gaspar’s base salary, based on individual and/or Company performance, and (iii) additional severance and change in control benefits. If Dr. Gaspar is terminated without cause or resigns his employment for good reason, he will be entitled to, among other things: (i) 12 months of severance based on his then-annual base salary, (ii) an amount equal to his annual cash incentive compensation for the year prior to the year in which his employment terminates, to the extent such cash incentive compensation payment has not yet been paid and otherwise would have been earned, (iii) continuation of health benefits for 12 months, and (iv) a pro-rated amount of his target annual bonus compensation for the financial year in which he resigns. “Cause” and “good reason” are each defined in the Contract of Employment, by and between Orchard Therapeutics (Europe) Limited (f/k/a Orchard Therapeutics Limited) and Dr. Gaspar, dated January 8, 2018 (the “Original Gaspar Agreement”). In the event that such termination without cause or resignation for good reason occurs within a 12-month period following a change of control (as defined in the Original Gaspar Agreement), Dr. Gaspar will be entitled to, among other things: (i) 18 months of severance based on his then-annual base salary, (ii) one and one half times his target cash incentive compensation for the year in which his employment terminates, payable in a lump sum in cash, (iii) continuation of health benefits for 18 months, and (iv) immediate acceleration of vesting of all stock options and other stock-based awards held by Dr. Gaspar.

Dr. Gaspar was also granted an option to purchase 300,000 of the Company’s ordinary shares in connection with his promotion, at an exercise price per share equal to the closing price of the Company’s American Depositary Shares on the Nasdaq Global Select Market on April 1, 2020. The options will vest in equal monthly installments over four years commencing on the grant date.

The foregoing summary of the Gaspar Variation Agreement is qualified in its entirety by reference to the full Gaspar Variation Agreement filed herewith as Exhibit 10.3 and incorporated by reference herein.

(3) Appointment of Frank Thomas as President and Chief Operating Officer

On March 18, 2020, the Company announced the appointment of Frank Thomas as President and Chief Operating Officer of the Company, effective March 18, 2020. Mr. Thomas, age 50, is appointed to this role from his previous role of Chief Financial Officer and Chief Operating Officer of the Company. Mr. Thomas will continue to serve as the principal financial officer and principal accounting officer of the Company.

In connection with Mr. Thomas’ promotion, the Company entered into an amendment to its employment agreement with Mr. Thomas (the “Thomas Agreement”), which provides for, among other things, target annual incentive compensation of 45% of Mr. Thomas’s base salary, effective January 1, 2020. Mr. Thomas was also granted an option to purchase 150,000 of the Company’s ordinary shares in connection with his promotion, at an exercise price per share equal to the closing price of the Company’s American Depositary Shares on the Nasdaq Global Select Market on April 1, 2020. The options will vest in equal monthly installments over four years commencing on the grant date.

The foregoing summary of the Thomas Agreement is qualified in its entirety by reference to the full Thomas Agreement filed herewith as Exhibit 10.4 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release relating to the foregoing announcements is attached as Exhibit 99.1 to this current report on Form 8-K.

The information contained in Item 7.01 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release, dated March 17, 2020, by and among the Company, Orchard Therapeutics North America and Mark Rothera

10.2	Settlement Agreement without Prejudice and Subject to Contract, dated March 17, 2020, by and among the Company, Orchard Therapeutics (Europe) Limited, Orchard Therapeutics North America and Mark Rothera

10.3	Variation to Contract of Employment, dated March 18, 2020, by and between Orchard Therapeutics (Europe) Limited and Hubert Gaspar, M.D., Ph.D.

10.4	First Amendment to Employment Agreement, dated March 18, 2020, by and among the Company, Orchard Therapeutics North America and Frank Thomas

99.1	Press release dated March 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: March 20, 2020	By:	/s/Frank E. Thomas
Frank E. Thomas President and Chief Operating Officer